                                                                                                                          Registration No. 333-14098

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Keilalahdentie 4, P.O. Box 226 FIN-00045 NOKIA GROUP Espoo, Finland (011) 358-9-18071
(Address of principal executive offices)

Nokia Stock Option Plan 2001

(Full title of the plan)
_______________

Richard W. Stimson
Nokia Holding, Inc.
6000 Connection Drive
Irving, Texas  75039
+1 (972) 894-5000
(Name, address and telephone number of agent for service)

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7171

Explanatory Statement

This Post Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-14098 (the “Registration Statement”), is being filed to deregister certain shares (the “Shares”) of Nokia Corporation (the “Registrant” or “Nokia”) that were registered for issuance pursuant to the Nokia Stock Option Plan 2001 (the “2001 Stock Option Plan”).  The Registration Statement registered 1,300,000 Shares issuable pursuant to the 2001 Stock Option Plan to employees of Nokia.  The Registration Statement is hereby amended to deregister the remaining unissued shares following the expiration of the awards under the 2001 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Helsinki, Republic of Finland, and Irving, Texas, U.S.A. on March 20, 2008.

NOKIA CORPORATION

By: /s/ Leena Siirala
Name:	Leena Siirala
Title:	Director, Corporate Legal

By: /s/ Kaarina Ståhlberg
Name:	Kaarina Ståhlberg
Title:	Vice President, Assistant General Counsel

By: /s/ Richard W. Stimson
Name:	Richard W. Stimson
Title:	Authorized U.S. Representative